Exhibit No. 99

Regis Partners with Salon Technology Provider Zenoti to Support its 5,000+ locations
Zenoti Will Purchase Regis’ Opensalon® Pro Salon Management System as Part of the Transaction

MINNEAPOLIS, June 9, 2022 -- Regis Corporation (NYSE: RGS), a leader in the haircare industry, announces that it has partnered with Zenoti, the leading technology provider for beauty, wellness, and fitness businesses. As part of the partnership, today Regis entered into an agreement which includes the sale of its proprietary salon management system, Opensalon Pro (“OSP”), to Zenoti. Zenoti will become the sole salon technology platform for all of Regis’ brands. With this relationship, Zenoti will help Regis deliver a modern, digital experience to drive engagement with its three million salon customers every month. The transaction is expected to close before the end of June 2022.

“The scale, functionality, and diversity of business models Zenoti supports is unmatched in the salon industry,” says Matthew Doctor, Regis Corporation President and CEO. “By designating Zenoti as our sole salon technology platform, Regis can immediately deliver a best-in-class salon management platform to our franchisees and stylists, strengthen our financial position, and enable the company to fully focus on our core business: haircare services.”

“This relationship with Zenoti represents a big step forward for Regis and our franchisees. Not only does the relationship provide our franchisees with a platform that provides the functionality they requested, it also helps advance our goals of providing our franchisees, stylists, and customers the best possible experience, improving overall operations, and driving business growth through enhanced data and direct marketing capabilities,” says Doctor.

“We deeply appreciate the efforts and dedication of our team responsible for the development of the OSP platform,” Doctor continues, “as well as our franchisees who contributed valuable insights to aid in the development of OSP. We are grateful that many will have the opportunity to continue as employees of Zenoti or in roles at Regis, allowing Regis to further benefit from their industry expertise.”

“We are looking forward to bringing on many of the OSP team members at Zenoti and the solutions they have brought to market," says Sudheer Koneru, Zenoti Co-founder and CEO. “This will add to our deep understanding of the specific, niche problems that beauty and wellness businesses face, and how to solve them with technology. We have addressed just about every issue within the market, making us uniquely positioned to immediately support the Regis organization. The goals are to simplify operations, improve customer service, drive revenue consistently, and ultimately support salon growth.”

Regis will receive up to $39 million in cash consideration as part of the transaction, of which a portion will be paid at closing, subject to certain holdbacks and the remainder to be earned as salons transition to the Zenoti platform over time. Cash consideration represents a significant return on the investment made in the OSP platform.

About Regis Corporation

Regis Corporation (NYSE:RGS) is leader in the beauty salon industry. As of March 31, 2022, the Company franchised, owned or held ownership interests in 5,697 worldwide locations. Regis' franchised and corporate locations operate under concepts such as Supercuts®, SmartStyle®, Cost Cutters®, Roosters® and First Choice Haircutters®. Regis maintains an ownership interest in Empire Education Group in the U.S. For additional information about the Company, please visit the Investor Information section of the corporate website at www.regiscorp.com.

About Zenoti

Zenoti powers more than 20,000 beauty, wellness and fitness business in more than 50 countries, including 80 percent of the enterprise market globally. Its comprehensive, cloud-based, mobile-led solution elevates the guest experience, unifies the brand, and streamlines operations. Zenoti enables users to seamlessly manage every aspect of running a service business in a comprehensive mobile solution: online appointment bookings, POS, CRM, employee management, inventory management, built-in marketing programs and more. Features include a powerful branded app with automated payments for a great guest experience, a complete suite of business tools for marketing and operations, employee training modules to motivate and retain staff, and cutting-edge solutions like industry benchmarks, to help the business make better decisions. To learn more about Zenoti, visit www.zenoti.com.

CONTACT: REGIS CORPORATION:
Kersten Zupfer
investorrelations@regiscorp.com

This press release contains or may contain “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate,” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include whether and when the closing conditions will be satisfied and whether and when the transaction will close, whether and when the Company will be able to realize the expected financial results, and how franchisees and customers will react to the transaction. Additional information concerning potential factors that could affect future results is set forth under Item 1A on Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.